                                                                    EXHIBIT 99.1


                         Report of Independent Auditors

The Board of Directors
IDS Software Systems, Inc.

We have audited the accompanying balance sheets of IDS Software Systems, Inc. as of September 30, 2002 and 2001, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IDS Software Systems, Inc. at September 30, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a working capital deficiency, expects to experience cash flow problems in its operations and has a stockholders' deficit of $3,833,589. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                             (Ernst & Young LLP)

November 12, 2002,
Palo Alto, California

                           IDS Software Systems, Inc.

                                 Balance Sheets

                                                                       SEPTEMBER 30              JUNE 30
                                                                  2002             2001            2003
                                                               -------------------------------------------
                                                                                               (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                                   $   312,474     $    33,301     $    33,850
   Investments                                                      16,997         808,440               -
   Accounts receivable, net                                      1,072,497         188,286         917,415
   Taxes receivable                                                      -               -         238,200
   Prepaid expenses and other current assets                        57,879          26,933         122,083
                                                               -------------------------------------------
Total current assets                                             1,459,847       1,056,960       1,311,548

Property and equipment, net                                        351,101         250,163         300,757
Deferred tax asset                                                 111,575         321,464         111,575
Deposits                                                           112,974         101,546          85,052
                                                               -------------------------------------------
Total assets                                                   $ 2,035,497     $ 1,730,133     $ 1,808,932
                                                               ===========================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Line of credit                                              $   500,000     $         -     $         -
   Accounts payable                                                716,673         813,283         401,567
   Accrued expenses                                                435,031         326,456         722,155
   Deferred revenue                                              3,776,913       6,260,839       4,304,817
   Deferred rent                                                    90,391          55,497          81,241
   Taxes payable                                                   350,078         850,223               -
   Short-term debt                                                       -         444,590               -
                                                               -------------------------------------------
Total current liabilities                                        5,869,086       8,750,888       5,509,780

Line of credit                                                           -         120,000               -

Commitments and contingencies (Note 4)

Stockholders' deficit:
   Common stock, $.001 par value:
   Authorized shares - 40,000,000; 15,821,620, 15,766,320
   and 15,781,620 shares issued and outstanding as of
   September 30, 2002 and 2001 and June 30, 2003,
   respectively                                                     15,821          15,766          15,781
   Additional paid-in capital                                    4,358,100       4,341,565       6,212,213
   Deferred stock compensation                                           -               -        (425,199)
   Notes receivable from stockholders                           (3,008,271)     (2,763,422)     (3,050,877)
   Accumulated other comprehensive loss                                  -         (76,327)              -
   Accumulated deficit                                          (5,199,239)     (8,658,337)     (6,452,766)
                                                               -------------------------------------------
Total stockholders' deficit                                     (3,833,589)     (7,140,755)     (3,700,848)
                                                               -------------------------------------------
Total liabilities and stockholders' deficit                    $ 2,035,497     $ 1,730,133     $ 1,808,932
                                                               ===========================================

See accompanying notes.

                           IDS Software Systems, Inc.

                            Statements of Operations

                                          YEAR ENDED SEPTEMBER 30       NINE MONTHS ENDED JUNE 30
                                            2002           2001            2003            2002
                                        ----------------------------------------------------------
                                                                       (UNAUDITED)     (UNAUDITED)
Revenues:
   License                              $ 5,456,009    $ 1,256,828     $ 1,783,073     $ 1,395,794
   Service                                3,230,950      2,609,411       2,801,073       2,494,781
                                        ----------------------------------------------------------
Total revenues                            8,686,959      3,866,239       4,584,146       3,890,575

Costs and expenses:
   Cost of license revenue                   76,432        174,465          17,151          80,827
   Cost of service revenue                  259,264        156,325         433,547         160,276
   Product development                    2,912,805      3,073,582       2,598,194       2,145,448
   Sales and marketing                      732,815        873,815         810,933         506,760
   General and administrative               794,017        792,867         959,255         536,029
   Stock compensation expense                     -        333,028       1,409,419               -
                                        ----------------------------------------------------------
Total costs and expenses                  4,775,333      5,404,082       6,228,499       3,429,340
                                        ----------------------------------------------------------
Income (loss) from operations             3,911,626     (1,537,843)     (1,644,353)        461,235

Interest and other income                   156,639        108,938          58,466         132,184
Interest and other expense                  359,649        550,307         125,880          96,994
                                        ----------------------------------------------------------

Income (loss) before taxes                3,708,616     (1,979,212)     (1,711,767)        496,425
Provision (benefit) for income taxes        249,518        376,701        (458,240)         33,417
                                        ----------------------------------------------------------
Net income (loss)                       $ 3,459,098    $(2,355,913)    $(1,253,527)    $   463,008
                                        ==========================================================

See accompanying notes.

                           IDS Software Systems, Inc.

                       Statements of Stockholders' Deficit

                                                              COMMON STOCK               ADDITIONAL       DEFERRED
                                                      -----------------------------       PAID-IN           STOCK
                                                         SHARES         PAR VALUE         CAPITAL        COMPENSATION
                                                      ---------------------------------------------------------------
Balances at September 30, 2000                          15,574,320     $     15,574     $  4,006,809     $          -
  Unrealized loss on available-for-sale securities               -                -                -                -
  Net loss                                                       -                -                -                -
  Comprehensive loss                                             -                -                -                -
  Sale of common stock to Directors                        192,000              192            1,728                -
  Stock compensation                                             -                -          333,028                -
  Net advances to stockholder                                    -                -                -                -
                                                      ---------------------------------------------------------------
Balances at September 30, 2001                          15,766,320           15,766        4,341,565                -
  Realized loss on available-for-sale securities                 -                -                -                -
  Net income                                                     -                -                -                -
  Comprehensive income                                           -                -                -                -
  Sale of common stock                                       7,300                7            2,183                -
  Exercise of options to purchase common stock              48,000               48           14,352                -
  Net advances to stockholder                                    -                -                -                -
                                                      ---------------------------------------------------------------
Balances at September 30, 2002                          15,821,620           15,821        4,358,100                -

                                                      NOTES RECEIVABLE   ACCUMULATED OTHER                       TOTAL
                                                           FROM            COMPREHENSIVE     ACCUMULATED     STOCKHOLDERS'
                                                        STOCKHOLDERS           LOSS            DEFICIT          DEFICIT
                                                      -------------------------------------------------------------------
Balances at September 30, 2000                          $ (2,194,036)      $    (74,122)    $ (6,302,424)    $ (4,548,199)
  Unrealized loss on available-for-sale securities                 -             (2,205)               -           (2,205)
  Net loss                                                         -                  -       (2,355,913)      (2,355,913)
                                                                                                             ------------
  Comprehensive loss                                               -                  -                -       (2,358,118)
  Sale of common stock to Directors                                -                  -                -            1,920
  Stock compensation                                               -                  -                -          333,028
  Net advances to stockholder                               (569,386)                 -                -         (569,386)
                                                      --------------------------------------------------------------------
Balances at September 30, 2001                            (2,763,422)           (76,327)      (8,658,337)      (7,140,755)
  Realized loss on available-for-sale securities                   -             76,327                -           76,327
  Net income                                                       -                  -        3,459,098        3,459,098
                                                                                                             ------------
  Comprehensive income                                             -                  -                -        3,535,425
  Sale of common stock                                             -                  -                -            2,190
  Exercise of options to purchase common stock                     -                  -                -           14,400
  Net advances to stockholder                               (244,849)                 -                -         (244,849)
                                                      -------------------------------------------------------------------
Balances at September 30, 2002                            (3,008,271)                 -       (5,199,239)      (3,833,589)

                                                                COMMON STOCK             ADDITIONAL         DEFERRED
                                                        ---------------------------        PAID-IN           STOCK
                                                          SHARES         PAR VALUE         CAPITAL       COMPENSATION
                                                        --------------------------------------------------------------
  Net loss and comprehensive loss (unaudited)                    -                -                -                -
  Issuance of common stock in exchange for
  services (unaudited)                                      12,000               12           11,988                -
  Exercise of options to purchase common stock
  (unaudited)                                                2,500                3              747                -
  Repurchase of common stock (unaudited)                   (79,500)             (80)            (715)               -
  Deferred stock compensation on stock options
  issued to employees (unaudited)                                -                -          454,713         (454,713)
  Amortization of deferred stock compensation
  (unaudited)                                                    -                -                -           29,514
  Stock compensation expense related to stock
  transfers by a principal stockholder
  (unaudited)                                                    -                -        1,128,400                -
  Stock compensation expense related to
  modifications of stock options and to grants
  of stock options to non-employees (unaudited) -                -                -          251,505                -
  Net advances to stockholder (unaudited)                                         -                -                -
  Exercise of options to purchase common stock
  for a note receivable (unaudited)                         25,000               25            7,475                -
                                                        --------------------------------------------------------------
Balances at June 30, 2003 (unaudited)                   15,781,620     $     15,781     $  6,212,213     $   (425,199)
                                                        ==============================================================

                                                      NOTES RECEIVABLE    ACCUMULATED                         TOTAL
                                                            FROM         COMPREHENSIVE     ACCUMULATED    STOCKHOLDERS'
                                                        STOCKHOLDERS          LOSS           DEFICIT         DEFICIT
                                                      -----------------------------------------------------------------
  Net loss and comprehensive loss (unaudited)                    -                  -       (1,253,527)      (1,253,527)
  Issuance of common stock in exchange for
  services (unaudited)                                           -                  -                -           12,000
  Exercise of options to purchase common stock
  (unaudited)                                                    -                  -                -              750
  Repurchase of common stock (unaudited)                         -                  -                -             (795)
  Deferred stock compensation on stock options
  issued to employees (unaudited)                                -                  -                -                -
  Amortization of deferred stock compensation
  (unaudited)                                                    -                  -                -           29,514
  Stock compensation expense related to stock
  transfers by a principal stockholder
  (unaudited)                                                    -                  -                -        1,128,400
  Stock compensation expense related to
  modifications of stock options and to grants
  of stock options to non-employees (unaudited) -                -                  -                -          251,505

  Net advances to stockholder (unaudited)                  (35,106)                 -                -          (35,106)
  Exercise of options to purchase common stock
  for a note receivable (unaudited)                         (7,500)                 -                -                -
                                                      -----------------------------------------------------------------
Balances at June 30, 2003 (unaudited)                 $ (3,050,877)      $          -     $ (6,452,766)    $ (3,700,848)
                                                      =================================================================

See accompanying notes.

                           IDS SOFTWARE SYSTEMS, INC.

                            Statements of Cash Flows

                                                                      YEAR ENDED SEPTEMBER 30        NINE MONTHS ENDED JUNE 30
                                                                       2002            2001            2003            2002
                                                                    -----------------------------------------------------------
                                                                                                    (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)                                                   $ 3,459,098     $(2,355,913)    $(1,253,527)    $   463,008
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
     Stock compensation expense related to stock and stock
       options issued for services                                            -         333,028       1,421,419               -
     Realized loss on available-for-sale securities                     316,757         497,165           2,383          62,027
     Depreciation and amortization                                      154,328         119,102         127,277          88,908
     Net changes in operating assets and liabilities:
       Accounts receivable                                             (884,211)        288,217         155,082      (2,201,693)
       Prepaid expenses and other current assets                        (30,946)         40,258         (64,204)        (22,017)
       Taxes receivable                                                       -               -        (238,200)              -
       Deferred tax asset                                               209,889         (21,490)              -               -
       Deposits                                                         (11,428)       (101,546)         27,922          (2,700)
       Accounts payable                                                 (96,610)       (111,675)       (315,106)         75,831
       Accrued expenses                                                 108,575         166,268         287,124         (58,204)
       Deferred revenue                                              (2,483,926)      1,997,740         527,904       1,857,326
       Deferred rent                                                     34,894          55,497          (9,150)         40,362
       Taxes payable                                                   (500,145)        333,856        (350,078)       (501,011)
                                                                    -----------------------------------------------------------
Net cash provided by (used in) operating activities                     276,275       1,240,507         318,846        (198,163)

INVESTING ACTIVITIES
Purchases of available-for-sale securities                             (328,596)     (2,260,935)              -        (298,172)
Sales of available-for-sale securities                                  879,609       1,456,709          14,614         310,327
Purchases of property and equipment                                    (255,266)       (179,926)        (76,933)       (199,764)
                                                                    -----------------------------------------------------------
Net cash provided by (used in) investing activities                     295,747        (984,152)        (62,319)       (187,609)

FINANCING ACTIVITIES
Proceeds from borrowings on line of credit and short-term debt        2,553,000         327,791               -         380,000
Repayments of borrowings on line of credit and short-term debt       (2,617,590)              -        (500,000)        (53,428)
Proceeds from issuance of common stock                                   16,590           1,920             750          16,590
Repurchase of common stock                                                    -               -            (795)              -
Net advances to stockholder                                            (244,849)       (569,386)        (35,106)         46,313
Repayment of loans from stockholders                                          -         (71,000)              -               -
                                                                    -----------------------------------------------------------
Net cash used in financing activities                                  (292,849)       (310,675)       (535,151)        389,475
                                                                    -----------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                    279,173         (54,320)       (278,624)          3,703
Cash and cash equivalents at beginning of period                         33,301          87,621         312,474          33,301
                                                                    -----------------------------------------------------------
Cash and cash equivalents at end of period                          $   312,474     $    33,301     $    33,850     $    37,004
                                                                    ===========================================================
SUPPLEMENTAL DISCLOSURES
Cash paid for interest                                              $    30,298     $    11,913     $    16,309     $    10,831
                                                                    ===========================================================
Cash paid for income taxes                                          $   540,248     $    70,000     $    69,000     $    58,750
                                                                    ===========================================================

See accompanying notes.

                           IDS SOFTWARE SYSTEMS, INC.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

IDS Software Systems, Inc. (the "Company" or "IDS") was incorporated in California on October 4, 1991. The Company was reincorporated in Delaware on January 22, 2001. The Company provides data and yield management software tools used by the semiconductor and related industries. The Company markets its products primarily in the United States, Europe and Japan.

A majority of the Company's stock is owned and controlled by its founder and Chief Technology Officer ("CTO") and his spouse (the "Controlling shareholders"). The CTO also owns and controls a software development and service business, Global Software Services Inc. ("GSSI"), located in the Palestinian Authority, that provided services to the Company during 2001 and a part of 2002. The accompanying financial statements present only the accounts of IDS Software Systems, Inc. The Company operates primarily in one segment, the license, implementation and support of its software applications. Since the Company operates in one segment and in one group of similar products and services, all financial segment and product line information required by SFAS No. 131 can be found in the financial statements.

In January 1999, the Company entered into a consulting services and software development agreement with GSSI pursuant to which GSSI performed development and support services for the Company. These services included software development, as well as customization services provided under specific customer arrangements. The accompanying financial statements include charges of $240,000 and $1,361,183 for services invoiced by GSSI to the Company for the years ended September 30, 2002 and 2001, respectively, and are classified as product development expenses. The Company had recorded liabilities for services invoiced by GSSI to the Company of $650,000 and $400,000 as of September 30, 2001 and 2002, respectively and $100,000 as of June 30, 2003. This agreement was terminated effective June 30, 2002.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has a working capital deficiency, expects to experience cash flow problems in its operations and has a stockholders' deficit of $3,833,589 as of September 30, 2002. Future financing requirements depend on many factors, including the Company's ability to execute its business plan. Should additional financing be required, there can be no assurance that the Company will be able to raise additional financing or that financing will be available on satisfactory terms. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

                           IDS SOFTWARE SYSTEMS, INC.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

The accompanying financial statements do not include any adjustments to reflect the future possible effects on the recoverability and classification of assets and liabilities that may results from the outcome of this uncertainty. Management believes that, to the extent that existing resources and anticipated revenues are insufficient to fund the Company's planned activities, additional debt or equity financing will be available from existing investors or others. See note 8 regarding discussion of acquisition by PDF Solutions, Inc.

UNAUDITED INTERIM FINANCIAL INFORMATION

The interim financial statements as of June 30, 2003 and for the nine months ended June 30, 2003 and 2002 are unaudited but they include all adjustments, consisting only of normal recurring adjustments that management considers necessary for a fair presentation of the Company's financial position at that date and its results of operations and cash flows for those periods. Operating results for such periods are not necessarily indicative of results to be expected for the full fiscal year or for any other future periods.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of risk include cash and cash equivalents and trade receivables. Cash and cash equivalents consist primarily of demand deposits, money market accounts and highly liquid instruments with original maturities of three months or less primarily held with one financial institution with a high credit rating.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Losses on accounts receivable have been insignificant to date and the Company has not established a reserve for doubtful accounts receivable. Future credit losses may differ from the Company's estimates and could have a material impact on the Company's future results of operations. For the year ended September 30, 2002, four customers individually accounted for approximately 28%, 21%, 21% and 16% of revenues. For the year ended September 30, 2001, three customers individually accounted

                           IDS SOFTWARE SYSTEMS, INC.

CONCENTRATION OF CREDIT RISK (CONTINUED)

for approximately 23%, 22%, and 12% of revenues. For the nine months ended June 30, 2003, three customers accounted for 22%, 21% and 12 % of revenues. For the nine months ended June 30, 2002, three customers individually accounted for 44%, 18% and 13% of revenues. As of September 30, 2002, three customers individually represent 54%, 11% and 9% of trade receivables. As of September 30, 2001, three customers individually represent 31%, 28%, and 16% of trade receivables. As of June 30, 2003, three customers individually represent 35%, 32% and 15% of trade receivables.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities are carried at cost, which approximates fair value due to the short maturity of these instruments.

INVESTMENTS

The Company accounts for its investments in marketable securities in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"). Under SFAS 115, all debt and equity securities must be classified as held to maturity, trading or available for sale. Management determines the appropriate classification of securities at the time of purchase and reevaluates such designation as of each balance sheet date.

All investments in marketable securities have been classified as available for sale. Available-for-sale securities are recorded at fair value, with unrealized gains and losses reported as a separate component of stockholders' deficit, if material. Realized gains and losses and decline in value judged to be other than temporary, if any, on available-for-sale securities are included in other income. The cost of securities sold is based on the specific- identification method. Interest on securities classified as available for sale is included in interest income.

The Company records the fair value of marketable securities based on current quoted market prices. At September 30, 2002 and 2001, cash equivalents and cost of investments in marketable securities and their approximate fair values are as follows:

                           IDS SOFTWARE SYSTEMS, INC.

INVESTMENTS (CONTINUED)

                                                      2002
                              ---------------------------------------------------
                                                   UNREALIZED       FAIR MARKET
                                   COST              LOSSES            VALUE
                              ---------------------------------------------------
Cash and cash equivalents     $       312,474     $         -     $       312,474
Marketable securities                  16,997               -              16,997
                              ---------------------------------------------------
                              $       329,471     $         -     $       329,471
                              ===================================================

                                                     2001
                              ---------------------------------------------------
                                                   UNREALIZED       FAIR MARKET
                                    COST             LOSSES            VALUE
                              ---------------------------------------------------
Cash and cash equivalents     $        33,301     $         -     $        33,301
Marketable securities                 884,767         (76,327)            808,440
                              ---------------------------------------------------
                              $       918,068     $   (76,327)    $       841,741
                              ===================================================

The company had no marketable securities as of June 30, 2003.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, typically three years for computer equipment and five years for furniture, fixtures and office equipment.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets if the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets.

                           IDS SOFTWARE SYSTEMS, INC.

IMPAIRMENT OF LONG-LIVED ASSETS (CONTINUED)

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). The Company adopted SFAS 144 on October 1, 2002. The provisions of this statement did not have a significant impact on the Company's financial condition or operating results.

REVENUE RECOGNITION

The Company derives revenue principally from software license sales, software maintenance, integration services, training and consulting services. The Company recognizes revenue in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended, and in certain instances in accordance with SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts.

License fee revenues are recognized when a binding agreement is in force, the product has been shipped, the license fee is fixed or determinable, and collectibility is probable. If the fee is not fixed or determinable, revenue is recognized as payments become due from the customer. Certain of the Company's software arrangements include rights to multiple software products and/or services. The Company allocates the total fee among each of the deliverables using the residual method. Revenue is allocated to undelivered elements based on vendor-specific objective evidence ("VSOE") of fair value of such undelivered elements and the residual amounts of revenue are allocated to delivered elements. If no VSOE of fair value exists for undelivered elements, the Company defers all revenue until the Company has delivered all elements or until VSOE of fair value is established for the undelivered elements.

If the services are essential to the functionality of the software or payment of the license fees is dependent upon the performance of the services, both the software license and consulting fees are recognized under the completed contract method of contract accounting upon completion of the contract or customer's acceptance. Due to the unique requirements contracted by customers in these instances, the Company is unable to accurately estimate contract costs for each arrangement.

Software maintenance revenues are recognized ratably over the term of the maintenance period, which is generally one year. Software maintenance includes unspecified product maintenance updates on an if and when available basis, Internet-based technical support and telephone support. Revenues derived from consulting and integration services, which

                           IDS SOFTWARE SYSTEMS, INC.

REVENUE RECOGNITION (CONTINUED)

are not essential to the functionality of the software, under time and materials arrangements and for training are recognized as services are performed.

Deferred revenue is primarily comprised of support revenue not yet earned and deferred license revenue as a result of undelivered elements and or extended payment terms.

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and has adopted the disclosure-only option of the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). Equity instruments issued to non-employees are accounted for at their fair value at the date of grant. Options granted to non-employees are accounted for using the Black-Scholes method prescribed by SFAS 123 in accordance with Emerging Issues Task Force consensus No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

ADVERTISING EXPENSE

Advertising costs are expensed when incurred and included in sales and marketing expense. The Company had $48,401, $100,371 and $49,567 of advertising costs for the years ended September 30, 2002 and 2001, and the nine months ended June 30, 2003, respectively.

SOFTWARE DEVELOPMENT COSTS

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model. To date, the Company has not incurred significant costs subsequent to the establishment of its products' technological feasibility. Therefore, all software development costs have been charged to product development expense in the accompanying statements of operations.

                           IDS SOFTWARE SYSTEMS, INC.

INCOME TAXES

The Company uses the liability method to account for income taxes as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) includes other changes to stockholders' equity not reflected in net income (loss). The Company's components of other comprehensive income (loss) consist of unrealized gain/loss on available-for-sale securities.

2. RELATED PARTY TRANSACTIONS

As further described in Note 1, Organization, Description of Business and Basis of Presentation, and Note 6, Shareholders' Deficit, the accompanying financial statements include significant transactions with GSSI, an entity owned and controlled by the Company's founder and CTO.

See Note 6 of the financial statements with regard to shares of common stock granted to employees and others and with regard to loans of $3,008,271 as of September 30, 2002 to the Company's founder and CTO.

                           IDS SOFTWARE SYSTEMS, INC.

3. PROPERTY AND EQUIPMENT

Property and equipment and software license at cost consist of the following:

                                                        SEPTEMBER 30, 2003           JUNE 30,
                                                      2002            2001             2003
                                                  ---------------------------------------------
                                                                                   (UNAUDITED)
   Computer equipment                             $   464,883     $    429,600    $     484,040
   Furniture, fixtures and office equipment           277,708          257,725          281,484
   Software license                                   200,000                -          254,000
                                                  ---------------------------------------------
                                                      942,591          687,325        1,019,524
   Less accumulated depreciation                     (591,490)        (437,162)        (718,767)
                                                  ---------------------------------------------
                                                  $   351,101     $    250,163    $     300,757
                                                  =============================================

4. COMMITMENTS AND CONTINGENCIES

The Company leases its office facilities under two noncancelable operating leases, which expire in 2004 and 2007.

The future minimum lease payments for operating leases are as follows:

For years ending September 30,
     2003                                                    $         362,504
     2004                                                              391,560
     2005                                                              122,082
     2006                                                               86,198
     2007                                                               89,760
                                                             -----------------
     Total minimum lease payments                            $       1,052,104
                                                             =================

Rent expense aggregated approximately $291,000, $211,000 and $302,979 for the years ended September 30, 2002 and 2001 and for the nine months ended June 30, 2003, respectively.

                           IDS SOFTWARE SYSTEMS, INC.

From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business. These claims, even if not meritorious, could result in the expenditure of significant financial and other resources. The Company is not currently aware of any material legal proceedings or claims, and management does not believe that the Company is subject to claims that would constitute material contingencies.

5. BORROWING ARRANGEMENTS

In September 2001, the Company entered into a loan and security agreement with a bank, which provides for borrowings of up to $500,000 for general corporate purposes. All outstanding principal plus accrued unpaid interest was due on November 15, 2002. Borrowings bear interest at the bank's prime rate plus 150 base points (7.5% at September 30, 2002) and are secured by the Company's equipment and accounts receivable, along with a personal guaranty given by the Company's founder and CTO. As of September 30, 2002, outstanding borrowings under the line of credit amounted to $500,000.

6. SHAREHOLDERS' DEFICIT

COMMON STOCK

The Company is authorized to issue 40,000,000 shares of common stock.

In January 1999, the Company sold 10,172,990 shares of common stock to employees, and others for $.001 per share. The Company determined the fair value to be $0.395 per share and recorded a total compensation charge of $4,006,809. (See Note 1, Accounting for Stock-Based Compensation.)

In February 2001, the Company sold 192,000 shares of common stock to members of the Board of Directors for a price of $.01 per share. The Company determined that the fair value per share was $1.7445 and a total compensation charge of $333,028 was recorded.

The fair values of $0.395 and $1.7445 in the years 1999 and 2001, respectively, were determined based on a valuation from a proposed merger transaction in June 2002. The compensation charge recorded was noncash based.

                           IDS SOFTWARE SYSTEMS, INC.

COMMON STOCK (CONTINUED)

During nine months ended June 30, 2003, the Company granted options to purchase 1,749,000 shares of the Company's common stock to employees. Deferred stock compensation of $454,713 was recorded during the nine months ended June 30, 2003, for the excess of fair value of the common stock underlying the options at the date of grant over the exercise price of the options. This amount is being amortized on a straight-line basis over the vesting period, generally four years.

In June 2003, the Company's CTO who is majority shareholder transferred 620,000 of his personal shares in the Company to two employees. While the issuance of such shares was not made directly by the Company, it has been deemed a capital contribution for accounting purposes and accordingly, the Company has recognized stock-based compensation expense of $1,128,400 during nine months ended June 30, 2003, as a result of this transaction.

STOCK SPLIT

In October 2001, the Company completed a 10-for-1 stock split of the common stock. All share information presented in these financial statements has been updated to reflect this stock split.

STOCK OPTION/STOCK ISSUANCE PLAN

In October 2001, the Company adopted a stock option plan. The Company issued options for 1,580,000 shares of common stock to employees and an option for 48,000 shares of common stock to a consultant. The options generally vest at 25% after the first year and then at 1/48 of the granted options at each month thereafter. All options expire 10 years after the grant date. The vesting for certain options is accelerated upon a change in control.

                           IDS SOFTWARE SYSTEMS, INC.

STOCK OPTION/ISSUANCE PLAN (CONTINUED)

Information related to the Plan for the year ended September 30, 2002 is as follows:

                                                                       OUTSTANDING OPTIONS
                                                                  -----------------------------
                                                                                    WEIGHTED-
                                                     SHARES                          AVERAGE
                                                   AVAILABLE         NUMBER         EXERCISE
                                                   FOR GRANT       OF SHARES         PRICE
                                                  ---------------------------------------------
Shares authorized in 2002                           3,000,000
Options and stock purchase rights granted          (1,628,000)       1,628,000    $        0.67
Options and stock purchase rights exercised                 -          (48,000)   $        0.30
                                                  ---------------------------------------------
Balance at September 30, 2002                       1,372,000        1,580,000    $        0.69
                                                  =============================================

The outstanding options at September 30, 2002 have exercise prices of $0.30 to $1.00 and a weighted-average remaining contractual life of 9.73 years.

The weighted-average fair value of the options granted during the year ended September 30, 2002 was $0.69.

In accordance with the provisions of SFAS 123, the Company applies APB 25 and related interpretations in accounting for its stock option plans and stock purchase plan. Accordingly, the Company does not recognize compensation cost for stock options to employees granted at fair market value.

The effect of applying the minimum value method of SFAS 123 to options granted to employees in 2002 and the nine-month period ended June 30, 2003 did not result in pro forma net income (loss) that is materially different from the amount reported. Therefore, such pro forma information is not presented herein. The minimum value method was applied using the following weighted-average assumptions for 2002 and the nine months ended June 30, 2003: a risk-free interest rate of 4.0%, an expected life of five years, and no dividends.

                           IDS SOFTWARE SYSTEMS, INC.

LOANS RECEIVABLE FROM STOCKHOLDER

Included within stockholders' deficit in the accompanying financial statements at September 30, 2002 and 2001, are amounts receivable from the Company's CTO/majority stockholder of approximately $3,000,000 and $2,763,000, respectively. The loan is unsecured, accrues interest at 6.0% per annum and is due on November 30, 2003.

7. INCOME TAXES

The provision for income taxes in fiscal 2002 and 2001 consists of the following:

                                                  2002                 2001
                                             ---------------------------------
Current:
    Federal                                  $      38,829        $    306,958
    State                                              800              91,233
                                             ---------------------------------
                                                    39,629             398,191
Deferred:
    Federal                                        209,889             (21,490)
    State                                                -                   -
                                             ---------------------------------
                                                   209,889             (21,490)
                                             ---------------------------------
Total provision for income taxes             $     249,518        $    376,701
                                             =================================

                           IDS SOFTWARE SYSTEMS, INC.

The reconciliations of the provision (benefit) for income taxes computed at the U.S. federal statutory tax rate to the effective rates are as follows:

                                     2002          2001
                                 -------------------------
U. S. statutory rate             $  1,260,929   $ (672,932)
State income taxes                        528       60,214
Changes in valuation allowance       (960,644)     873,579
Utilization of research credit        (53,647)           -
Stock compensation expense                  -      113,230
Other                                   2,352        2,610
                                 -------------------------
Provision for income taxes       $    249,518   $  376,701
                                 =========================

Deferred income taxes reflect the net tax effects of temporary differences between carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                     2002          2001
                                 -------------------------
Deferred tax assets:
    Accrual and reserves         $     54,992   $  156,530
    Deferred revenue                  995,152    2,312,253
    Other                             348,684      198,043
                                 -------------------------
Total deferred tax assets           1,398,828    2,666,826
Valuation allowance                (1,287,252)  (2,345,362)
                                 -------------------------
Net deferred assets              $    111,576   $  321,464
                                 =========================

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, a valuation allowance in an amount approximately equal to the net deferred tax assets as of September 30, 2002 and 2001 has been established to reflect these uncertainties. The valuation allowance decreased by $1,058,110 and increased by $1,029,390 during the years ended September 30, 2002 and 2001, respectively.

                           IDS SOFTWARE SYSTEMS, INC.

The Company had recorded a benefit of income taxes for the nine months ended June 30, 2003 for $(458,240). The tax benefit is calculated by applying the estimated effective annual tax rate for the fiscal year ending September 30, 2003 to the year to date pretax loss. The estimated effective tax rate is based upon expected pretax income for the fiscal year ending September 30, 2003 less anticipated research credits.

8. SUBSEQUENT EVENTS (UNAUDITED)

In December 2002, the company entered into a loan and security agreement with a bank to borrow $400,000. The loan was subsequently repaid by the Company. The borrowings bear interest at index rate plus 4.5% and were secured by the Company's equipment and accounts receivable, along with a personal guaranty given by the Company's majority stockholder.

In August 2003, the Company's CTO/majority stockholder exchanged 981,665 shares of the Company's common stock in consideration for repayment of his outstanding loan receivable to the Company. The value of the shares exchanged for the repayment of the loan was based on the value of the Company's common stock at the date of the exchange of $3.21 per share.

In September 2003, PDF Solutions, Inc. acquired all of the outstanding common shares of the Company, at which time IDS became a wholly owned subsidiary of PDF Solutions, Inc.